QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1555 Notre Dame Street East Montréal, Québec, Canada, H2L 2R5	1225 17th Street Denver, Colorado 80202
(Address of principal executive offices, including Zip Code)

(303) 277-6661 (Colorado)
(514) 521-1786 (Quebec)
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        Beginning in May 2005, several purported class actions were filed in the United States and Canada, including in Delaware federal courts and the Ontario Superior Court of Justice, alleging, among other things, that Molson Coors Brewing Company (the "Company") and its affiliated entities, including Molson Inc., and certain officers and directors misled shareholders by failing to disclose first quarter (January—March) 2005 U.S. business trends prior to the shareholder votes in January and February 2005 on the merger between the Company (then known as Adolph Coors Company) and Molson Inc. The Company believes that the lawsuits are without merit and will vigorously defend them.

        The Company has been contacted by the Central Regional Office of the U.S. Securities and Exchange Commission in Denver, Colorado (the "SEC") requesting the voluntary provision of documents and other information from the Company and Molson, Inc. relating primarily to corporate and financial information and communications related to the February merger, the Company's financial results for the first quarter of 2005, and other information. The SEC has advised the Company that this inquiry should not be construed as an indication by the SEC or its staff that any violations of law have occurred, nor should it be considered a reflection upon any person, entity, or security. The Company is cooperating with the inquiry.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY
Date: June 8, 2005	/s/ ANNITA MENOGAN Name: Annita Menogan Title: Vice President, Secretary and Deputy General Counsel

QuickLinks

  Item 8.01 Other Events.
SIGNATURES